Exhibit 3.1

FIRST AMENDMENT TO BYLAWS

TherapeuticsMD, Inc., a Nevada corporation, desires to amend its Bylaws.

Section 8 – Action Without a Meeting (Section 78.320)

Article II, Section 8 of the Bylaws shall be deleted in its entirety and replaced with the following:

Section 8 – Action Without a Meeting (Sections 78.320 and 78.350)

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (i) signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Corporation by delivery to the Secretary or Assistant Secretary of the Corporation having custody of the book in which minutes of proceedings of shareholders are recorded. The record date for determining shareholders of record entitled to express consent to corporate action in writing without a meeting of shareholders shall be as fixed by the Board of Directors or otherwise pursuant to this Section 8. Any person seeking to have the shareholders of the Corporation authorize, take or express consent to corporate action in writing without a meeting of shareholders shall, by written notice delivered to the Secretary of the Corporation, request that the Board of Directors fix a record date for such purpose. The Board of Directors may fix a record date for such purpose, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors fails to fix a record date for such purpose within 10 days after the receipt of the aforesaid written notice to the Secretary of the Corporation, the record date for determining shareholders entitled to express consent to corporate action without a meeting of shareholders, when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary or Assistant Secretary of the Corporation, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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Section 9 - Advance Notice by Shareholders of Business Proposals and of Director Nominations

Article II, Section 9 of the Bylaws shall be added as follows:

Section 9 - Advance Notice by Shareholders of Business Proposals and of Director Nominations

(a) Advance Notice of Business Proposals.

(1) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s notice of meeting, given by or at the direction of the Board of Directors, as included in its definitive proxy materials (or any supplement thereto) with respect to such meeting, (B) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (C) by any shareholder of the Corporation present in person who (1) is a shareholder of record (and with respect to any beneficial owner, if different, on whose behalf notice of proposed shareholder business is submitted, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time that the notice required by this Section 9(a) is delivered to the Secretary of the Corporation, on the record date for the determination of shareholders entitled to vote at the annual meeting and at the time of the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 9(a). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these Bylaws and under Chapters 78 or 92A of the Nevada Revised Statutes (“NV Corporate Code”). Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 9(b), and this Section 9(a) shall not be applicable to shareholder nominations of persons for election to the Board of Directors except to the extent expressly provided in Section 9(b). For purposes of this Section 9(a), “present in person” means that the shareholder-proponent of the business to be brought before the annual meeting of the Corporation, or, if the shareholder-proponent is not an individual, a qualified representative of such shareholder-proponent, appears at and attends such annual meeting.

(2) To comply with clause (C) of Section 9(a)(1) above, a shareholder’s notice with respect to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the annual meeting must be in writing and must set forth all information required under this Section 9(a) and must be timely received by the Secretary of the Corporation. With respect to an annual meeting of shareholders, to be timely, notice must be received by the Secretary of the Corporation not earlier than at the close of business on the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of the Corporation; provided, however, that if the date of the Corporation’s annual meeting (to which the shareholder’s notice relates) is more than 30 days before or 60 days after such anniversary date, notice by the shareholder must be received by the Secretary of the Corporation not earlier than at the close of business on the 120th day prior to the annual meeting of the Corporation and not later than at the close of business on the later to occur of the 90th day prior to the annual meeting and the 10th day next following the date on which a public announcement of the date of the annual meeting is first made by the Corporation. For purposes of this Section 9(a) “public announcement” means disclosure (i) in a press release reported by a recognized national news service, (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to any of Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) in a notice filed by the Corporation pursuant to the applicable rules of any stock exchange on which securities of the Corporation are listed, or (iv) in a notice published by the Corporation on its publicly available and unrestricted website.

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(3) To be in proper written form, a shareholder’s notice of proposed business (other than the nomination of persons for election as directors governed by Section 9(b)) must set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting (including, as applicable, the text of any binding or precatory resolution(s) proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the complete text of such proposed amendment), (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of shares of stock which are beneficially owned by the shareholder, including, without limitation, through any Derivative Securities Arrangement, and the dates upon which such shareholder acquired such shares, (iv) documentary evidence for any claim of beneficial ownership, (v) any material pecuniary or other interest of the shareholder in such business, including, without limitation, such information as would be required to satisfy the requirements of Rule 404 of Regulation S-K under the Exchange Act (or any successor rule) regardless of whether such business would be required to be disclosed under such Rule 404 and (vi) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal in a contested election pursuant to Regulation 14A under the Exchange Act. The chairman of the meeting may refuse to acknowledge any shareholder who attempts to introduce business at a meeting without compliance with the foregoing procedure.

(b) Advance Notice of Director Nominations.

(1) Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 9(b) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election or re-election to the Board of Directors of the Corporation shall be made at an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by a shareholder of the Corporation present in person who (i) is entitled to vote for the election of directors at the annual meeting, and (ii) has timely complied in proper written form with the notice procedures set forth in this Section 9(b). The foregoing clause (B) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of shareholders. For purposes of this Section 9(b), “present in person” shall mean that the shareholder nominating a person for election as a director at a meeting of the Corporation, or, if the nominating shareholder is not an individual, a qualified representative of such shareholder, appears at and attends such annual meeting.

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(2) To comply with clause (B) of Section 9(b)(1) above, a shareholder’s notice of nomination of persons for election as directors must set forth all the information required under this Section 9(b)(2) and under Sections 9(b)(3) and 9(b)(4) below and must be delivered to or mailed and received by the Secretary of the Corporation, either by personal delivery of by United States mail, postage prepaid, within the time periods set forth in this Section 9(b)(2). With respect to an annual meeting of shareholders, to be timely, notice must be received by the Secretary of the Corporation not earlier than the close of business on the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of the Corporation; provided, however, if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by the shareholder must be received by the Secretary of the Corporation not earlier than the 120th day prior to the annual meeting of the Corporation and not later than the close of business on the later to occur of the 90th day prior to the annual meeting and the 10th day next following the date on which public announcement of the date of the annual meeting is first made by the Corporation. For purposes of this Section 9(b), “public announcement” has the same meaning assigned to such term as set forth in the last sentence of Section 9(a)(2).

(3) To be in proper written form, a shareholder’s notice of any nomination of persons for election as director must set forth (i) the name, date of birth, business and residence address of the person or persons to be nominated, (ii) the principal occupation or employment during the past five (5) years of such person or persons, (iii) the number of shares of each class and series of capital stock of the Corporation that are beneficially owned by such person or persons and the amount of any debt securities of the Corporation owned by such person or persons, (iv) whether such person or persons are or have been during the past five (5) years directors, officers or beneficial owners of five percent (5%) or more of any class or series of capital stock, partnership interests or other equity interest of any person and, if so, a description of that equity position or ownership, (v) any directorships or similar positions, and/or beneficial ownership of five percent (5%) or more of any class or series of capital stock, partnership interests or other equity interest held by such person or persons in any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, (vi) whether, in the last five (5) years, such person or persons are or have been convicted in a criminal proceeding or have been subject to a judgment, order, finding or decree of any federal, state or other government, regulatory or self-regulatory entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, (vii) the consent of each such person to serve as a director, if elected and an acknowledgement and undertaking of each such person that if he or she is elected to serve as a director of the Corporation that such person understands that his or her fiduciary duties as a director are owed to the Corporation and all of its shareholders and not to any sub-category of shareholders or any persons or groups with special or other interests not shared by all of the shareholders generally, (viii) whether each such person or persons would be subject to a “bad actor disqualification” pursuant to Rule 506(d) under the Securities Act of 1933, as amended, (ix) whether the shareholder intends to solicit proxies from the Corporation’s shareholders and to file with the SEC and deliver to shareholders a definitive proxy statement or to rely on any exemption from the public solicitation or proxy statement filing requirements of Regulation 14A under the Exchange Act; and (x) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. In addition, the shareholder’s notice must set forth, (i) the name and business address and the record name and record address of the shareholder proposing such nomination, and (ii) the class, series and number of shares of stock which are beneficially owned by the shareholder (including, without limitation, any short interest in any security of the Corporation directly or indirectly beneficially owned by the shareholder or through any Derivative Security). The chairman of the meeting may refuse to acknowledge any shareholder who attempts to introduce business without compliance with the foregoing procedure.

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(4) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 9(b)) to the Secretary of the Corporation at the principal office of the Corporation a written questionnaire with respect to the background, qualifications and such other criteria as shall be determined, from time to time, by the Board of Directors of such proposed nominee (which questionnaire shall be furnished to the nominee by the Secretary of the Corporation) and a written representation and agreement (in form provided by the Secretary of the Corporation upon written request) that such proposed nominee (i) shall promptly update the information in such questionnaire to the extent there has occurred any material change in any of the information previously disclosed by the nominee in the questionnaire, (ii) is not and will not directly or indirectly become a party to or have a material interest in (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, (y) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties to the Corporation and all of its shareholders as a director of the Corporation under applicable law, or (z) any Derivative Securities Arrangement that has not theretofore been publicly disclosed or disclosed to the Corporation (in each case identifying the number of shares of the Corporation subject to such arrangement and the parties and counterparties thereto and the terms and conditions of such arrangement), (iii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iv) in such proposed nominee’s individual capacity and on behalf of the shareholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with all of the Corporation’s policies and guidelines applicable to directors of the Corporation, including, without limitation, policies and guidelines regarding corporate governance, conflicts of interest, code of conduct, confidentiality, director majority vote and stock ownership and trading (including, without limitation, restrictions on short sales, pledging and hedging of any securities of the Corporation).

(5) At the request of the Board of Directors, any person nominated by a shareholder for election or re-election as a director must furnish to the Secretary of the Corporation (a) that information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (b) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an “independent director” or “audit committee financial expert” of the Corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (c) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 9(b).

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(6) Without exception, no person shall be eligible for election or re-election as a director of the Corporation at a meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 9(b).

(c) General.

(1) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9 and only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors.

(2) A shareholder providing notice of any business proposed to be conducted at a meeting shall further update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary of the Corporation not later than five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true and correct in all material respects.

(3) If the information submitted pursuant to this Section 9 by any shareholder proposing business or the nomination of one or more candidates for election to the Board of Directors or consideration at a meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 9. Upon written request by the Secretary of the Corporation, the Board of Directors or any committee thereof, any shareholder proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 9. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 9.

(4) Notwithstanding the provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered.

(5) Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 and (2) if any proposed nomination or business was not made or proposed in compliance with this Section 9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

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(6) Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by the NV Corporate Code or other applicable law, if the shareholder (or a qualified representative of the shareholder) does not appear in person at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination or proposed business shall be disregarded and such nomination or proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. A qualified representative of such shareholder shall be, if such nominating shareholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust.

(7) For purposes of these Bylaws,

(a) “Derivative Securities Arrangement” means any direct or indirect:

(i) transaction or series of transactions, instrument, contract, agreement, arrangement, understanding, commitment or relationship with respect to any right, option, warrant, convertible or exchangeable security, swap agreement, stock appreciation right or right similar to any of the foregoing, whether or not presently exercisable, with an exercise, conversion or exchange privilege, or settlement payment or mechanism, related to any security of the Corporation, or similar instrument, including, without limitation, transactions, instruments, contracts, agreements, arrangements, understandings or relationships of the type contemplated Rule 16a-1(b) or (c)(6) of the General Rules and Regulations under the Exchange Act, which gives such person (or any of such person’s affiliates or associates) the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined in whole or in part by reference to the price or value of any security of the Corporation;

(i) transaction or series of transactions, agreement, arrangement, understanding, commitment, proxy or relationship that included or includes an opportunity for such person (or such person’s affiliates or associates), directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to receive or share in the receipt of dividends payable on any security of the Corporation separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person (or such person’s affiliates or associates) was, is or will be entitled to vote, in each case under clause (i) and this clause (ii) of this Section 7(a), including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement; and

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(ii) transaction or series of transactions, plan, agreement, arrangement, understanding, commitment or relationship with respect to the borrowing or lending of securities of the Corporation or any interest therein, in each case under clauses (i), (ii) and (iii) above, without regard to whether (A) such derivative conveys any voting rights in any securities of the Corporation to such person (or any of such person’s affiliates or associates), (B) the derivative is required to be, or is capable of being, settled through delivery of any securities of the Corporation, or (C) such person (or any of such person’s affiliates or associates) may have entered into other transactions that hedge the economic effect of such derivative; and

(b) (i) an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and (ii) an “associate” when used to indicate a relationship with any person, means (A) a corporation or other organization of which such person is an officer, partner, managing member or holds a position of analogous authority or capacity, or is, directly or indirectly, the beneficial owner of 10% or more of any class or series of equity securities, (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its subsidiaries.

(8) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of shareholders except business brought before such meeting in accordance with the procedures set forth in this Section 9; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be considered or transacted.

Section 10 – Conduct of Meetings

Article II, Section 10 of the Bylaws shall be added as follows:

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Section 10 - Conduct of Meetings

(a) Officers of the Meeting. The Chairperson of the Board, or in the absence of the Chairperson, the Chief Executive Officer, or in his absence, the President, or in his absence, the Vice Chairperson, or if no such officer is present, a director designated by the Board of Directors, shall call all meetings of the shareholders to order and shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting of the shareholders, but in the absence of the Secretary and Assistant Secretary at a meeting of the shareholders the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) Order of Business. The chairman of the meeting shall have the right to determine the order of business at the meeting.

(c) Meeting Protocol. To the maximum extent permitted by applicable law, the Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to shareholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a shareholder or a proxy for a shareholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such shareholder; (v) limiting the time allotted to questions or comments by participants; (vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; (viii) complying with any state and local laws and regulations concerning safety and security; and (ix) establishing the date and time for the opening and closing of the polls in respect of each matter as to which shareholders are entitled to cast a vote at a meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(d) Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the chairman of the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the chairman of the meeting. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

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Except as expressly amended or modified by this First Amendment to Bylaws, all of the terms and conditions of the Bylaws shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the Company has caused this First Amendment to the Bylaws to be executed this 17th day of December, 2015.

TherapeuticsMD, Inc.

/s/ John C.K. Milligan, IV
By:	John C.K. Milligan, IV
Its:	Secretary

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